Exhibit 1 (iii)

                                 800,000  SHARES

                            (A  WASHINGTON  CORPORATION)
                                 ($5.00  PER  SHARE)

                            SELECTED  DEALERS  AGREEMENT
                            ----------------------------

                                                                         ,  2001

Gentlemen:

We have agreed to act as the exclusive agent of Temporary Financial Services, Inc., a Washington Corporation ("Company"), pursuant to an Underwriting Agreement between the Company and us ("Underwriter"), which may be obtained from us on written request, for the sale to the public of an aggregate of 800,000 Shares of Common Stock, par value $0.001 ("Shares"). The Shares are described in the enclosed Prospectus, additional copies of which will be supplied in reasonable quantities upon request to us.

We invite your participation as a Selected Dealer ("Selected Dealer") in offering to the public, a part of the Shares at the initial public offering price of $5.00 per share. As a Selected Dealer, you will be allowed, subject to the sale of Shares in the public offering, a Commission of 8% per Shares on all Shares sold by you. Payment of such commissions will be made within five (5) business days after the payment of the proceeds to the Company. The Shares will be offered to the public on a "best efforts" basis subject to the approval of certain legal matters by counsel and subject to certain other items and conditions. We reserve the right to withdraw, cancel or modify any offer.

You confirm you are a Selected Dealer: (i) registered with the Securities and Exchange Commission ("Commission") as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and a member in good standing with the National Association of Securities Dealers, Inc. ("NASD"); (ii) and, in making sales, to comply with the NASD's interpretation with Respect to Free Riding and Withholding (IM-2110-1); (iii) actually engaged in the investment banking or securities business and who is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

In making sales, you hereby agree to comply with the provisions of Article III of the Rules of Fair Practice of the NASD. Any agreement herein is conditioned on your being qualified and registered under applicable securities laws, if any, to act as a dealer or broker in securities and your compliance with the NASD's Rules of Fair Practice, including, but not limited to, IM2300, and Sections 8, 24, 25 and 36 of such Rules, or if you are a foreign broker-dealer not eligible for NASD membership, then it is conditioned upon your agreement to make no offer or sale of the Shares within the United States, its territories or possessions or to residents therein or nationals thereof, and in making offers and sales to conform to the applicable NASD Rules of Fair Practice and interpretations as though you were a member of the NASD. You represent that you meet such conditions and acknowledge your familiarity with applicable law, rules, regulations and releases, and agree that you will not directly or indirectly violate any of such applicable provisions in connection with your acting as a Selected Dealer.

You confirm that you agree to abide by all the applicable rules and regulations of the Securities and Exchange Commission and interpretations thereof, including those as to "penny stocks" and "designated securities". Such rules include but are not limited to Rule 15c2-6, Exchange Act Rule 15(g), and the interpretations thereunder, and Exchange Act Rule 15c2-6. Your attention is called to and you agree to comply with the following: (a) Article III, Section 1 of the Rules of Fair Practice of the NASD and the interpretations of said Section promulgated by the Board of Governors of the NASD; (b) Section 10(b) of the 1934 Act and Regulation M, 10b-10 of the general rules and regulations promulgated under the 1934 Act; (c) Rule 15c2-8 of the general rules and regulations promulgated under the 1934 Act requiring the distribution of a preliminary Prospectus to all persons reasonably expected to be purchasers of the Securities from you at least 48 hours prior to the time you expect to mail confirmations; and, (d) all the applicable rules and regulations of the NASD and the interpretations thereof promulgated by the Board of Governors thereof, including those as to "Free Riding and Withholding", including Sections 8-24 and 8-36.

All orders will be strictly subject to confirmation and we reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and allot. Neither you nor any other person is authorized by the Company or us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Dealer is authorized to act as agent for us when offering the Shares to the public or otherwise. A registration statement covering the offering has been filed with the Securities and Exchange Commission in respect to the Securities. You will be promptly advised when the registration statement becomes effective. Each Selected Dealer in selling Securities pursuant hereto agrees (which agreement shall also be for the benefit of the Company) that it will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934 and any applicable rules and regulations issued under said Acts. Nothing contained herein shall render the Selected Dealers a member of the Underwriting Group or partners with the Underwriter or with one another.

Payment for the Shares purchased by your customer is to be made by 12:00 noon the next business day following receipt of the proceeds from your customers by your customer's check or by your certified or banks cashier's check made payable to "Sterling Savings Bank, ESCROW AGENT FOR TEMPORARY FINANCIAL SERVICES" at 111 N. Wall Street, Spokane, Washington 99201, at the initial public offering price against delivery of the Shares to be purchased by your customer. In addition, there shall be provided to us at 300 North Argonne Road, Suite 202, Spokane, Washington, 99212 Attn: William F. Ross, President, the names and addresses of the purchasers, the number of Shares purchased by each, the amount paid therefore, and whether the amount paid was in the form of cash or evidenced by a check.

This agreement shall terminate at the close of business on the day after the Date of Delivery (as defined in the Underwriting Agreement), unless earlier terminated. We may terminate this Agreement at any time by written or telegraphic notice to you.

In the event that prior to the termination of this Agreement we purchase in the open market or otherwise, any Shares delivered to you, you agree to repay to us the amount of the above concession to Selected Dealers plus brokerage commissions and transfer taxes paid in connection with such purchase or contract to purchase.

You agree to indemnify us and to hold us harmless and each person, if any, who controls us, within the meaning of Section 15, of the Securities Act of 1933 ("1933 Act"), against any and all losses, claims, damages, or liabilities to which we may become subject as a result of you breach of this agreement or of your failure to perform any of the promises contained herein, and will also reimburse us, or any controlling connection with investigation or defending such action or claim.

We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the 1933 Act, or of the rules and regulations of the Securities and Exchange Commission ("Commission") issued thereunder.

Upon application to us, we will inform you as to the jurisdictions in which we believe the Shares have been qualified for sales under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction. You agree not to sell Securities in any other state or jurisdiction and to not sell Securities in any state or jurisdiction unless you are qualified or licensed to sell securities in such state or jurisdiction.

You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses and confirm that you have complied and will comply therewith.

We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act, or the 1934 Act or the rules and regulations of the Commission thereunder.

You, as a member of the NASD, by signing this Agreement, acknowledge that you are familiar with the cited laws and rules and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Securities. You, by becoming a member of the Selected Dealers represent that (a) neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-Laws of the NASD), nor to your knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisors, finders, members of the selling group or distribution group, and any other persons associated with or related to any of the foregoing) or any other broker-dealer,
(i) within the last 18 months have purchased in private transactions, or intends before, at or within 6 months after the commencement of the public offering of the Securities, to purchase in private transactions, any securities of the Company or any parent, predecessor, or subsidiary thereof, (ii) within the last 12 months had any dealings with any of the Company or the parent, predecessor, subsidiary or controlling shareholder thereof, or (iii) have, except as contemplated by this Agreement, any agreement, arrangement or understanding to receive compensation in connection with (as defined by the NASD) the distribution of the Securities.

Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this Agreement is mailed.

This Agreement will be governed by and construed in accordance with the laws of the State of Washington.

Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Selected Dealer and Public Securities, Inc. (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, agents, or promoters of the Public Securities), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Revised Code of Washington, 7.04. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom then shall select a third arbitrator, which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.

Please confirm your agreement hereto by a facsimile transmission of your acceptance and by signing and returning at once to us at 300 North Argonne Road, Suite 202, Spokane, Washington, 99212 Attn: William F. Ross, President, (509-892-5620) the enclosed duplicate of this letter. Upon receipt thereof, this letter and such signed duplicate copy will evidence the agreement between us.

Your  Truly:

PUBLIC  SECURITIES,  INC.

By:
Title:

       Shares
Selected  Dealers  Allocation

AGREED  AND  ACCEPTED  as  of  the  date  first  above  written:

SELECTED  DEALER


By:
Title:

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS





Board  of  Directors
Temporary  Financial  Services,  Inc.  and  Subsidiary


We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-60326 on Form SB-2 of our report, dated February 15, 2001, relating to the consolidated financial statements of Temporary
Financial Services, Inc. and Subsidiary. We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.


                           /s/ LeMASTER & DANIELS PLLC
                          Certified Public Accountants




Spokane,  Washington
December  13,  2001